Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

On June 30, 2016 (the “Closing Date”), Thor Industries, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with the shareholders of Jayco, Corp. (the “Sellers”), Jayco, Corp. (“Jayco”), and Wilbur L. Bontrager, solely in the capacity as the Seller Representative, pursuant to which the Company acquired all of the issued and outstanding shares of capital stock of Jayco. Jayco is engaged in the business of manufacturing towable and motorized recreational vehicles.

The following selected Unaudited Pro Forma Condensed Combined Financial Information was prepared using the purchase method of accounting, with Thor Industries, Inc. being the acquiring entity, and reflects estimates and assumptions deemed appropriate by Company management to give effect to the acquisition as if it had been completed effective April 30, 2016, with respect to the Unaudited Pro Forma Condensed Combined Balance Sheet, and as of August 1, 2014 (the beginning of the Company’s fiscal 2015), with respect to the Unaudited Pro Forma Condensed Combined Statements of Income and Comprehensive Income.

The historical financial statements have been adjusted to give effect to pro forma events that are directly attributable to the acquisition and the long-term debt incurred by the Company at the time of the acquisition. The adjustments are factually supportable and, with respect to the Unaudited Pro Forma Condensed Combined Statements of Income and Comprehensive Income, are expected to have a continuing impact on the results of the Company after the acquisition. The purchase price allocation reflected in the following Unaudited Pro Forma Combined Condensed Financial Information is preliminary in nature as the final, actual purchase price and certain valuations have not been finalized. Accordingly, the final purchase price allocation may differ materially from the preliminary allocation utilized in the following Unaudited Pro Forma Condensed Combined Financial Information, although these amounts represent management’s current best estimate of fair value. The pro forma adjustments are described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Information.

The Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with the:

●	Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information;

●	Separate historical financial statements of Thor Industries, Inc. included in our Annual Report on Form 10-K as of and for the year ended July 31, 2015 and Form 10-Q as of and for the nine months ended April 30, 2016; and

●	Separate historical financial statements of Jayco included within as Exhibit 99.1 as of and for the year ended December 31, 2015 and Exhibit 99.2 as of and for the period ended April 30, 2016.

The Pro Forma Condensed Combined Financial Information is unaudited, presented for illustrative purposes only and is not necessarily indicative of the financial condition or results of operations that actually would have been realized had the acquisition been completed on the dates indicated above. Additionally, the Unaudited Pro Forma Condensed Combined Financial Information does not purport to project the future financial condition or results of operations of the combined company, and does not include the effects of potential operating synergies or cost savings related to the acquisition. Additionally, management has not completed a full evaluation of Jayco’s accounting and business practices, and any changes identified may impact the future combined operating results.

Thor Industries, Inc. and Subsidiaries & Jayco Corp. and Subsidiary and Affiliate

Unaudited Pro Forma Condensed Combined Balance Sheet

April 30, 2016

(In Thousands)

	THOR INDUSTRIES	JAYCO	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
ASSETS
Current Assets
Cash and Cash Equivalents	$247,297	$27,324	$(223,910)	(1)	$50,711
Investment in Trading Securities	-	7,123	(7,123)	(2)	-
Accounts Receivable, Trade - Net	356,531	101,439	-		457,970
Accounts Receivable, Other	25,502	-	-		25,502
Inventories, Net	275,452	155,725	16,365	(3)	447,542
Prepaid Income Taxes, Expenses and Other	8,988	2,208	-		11,196
Deferred Income Taxes, Net	60,622	-	-		60,622

Total Current Assets	974,392	293,819	(214,668)		1,053,543

Property, Plant and Equipment, Net	255,521	54,419	26,405	(4)	336,345

Other Assets
Goodwill	303,509	853	21,254	(5)	325,616
Amortizable Intangible Assets, Net	151,391	2,054	364,246	(6)	517,691
Cash Value of Life Insurance	-	5,457	(5,457)	(2)	-
Other	13,067	60	7,850	(7)	20,977

Total Other Assets	467,967	8,424	387,893		864,284

Total Assets	$1,697,880	$356,662	$199,630		$2,254,172

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$197,264	$69,078	$-		$266,342
Accrued Liabilities	244,331	115,514	11,700	(8)	371,545

Total Current Liabilities	441,595	184,592	11,700		637,887
Long-Term Liabilities
Long-term Debt	-	-	360,000	(9)	360,000
Unrecognized Tax Benefits	10,363	-	-		10,363
Deferred Income Taxes, Net	19,942	-	-		19,942
Supplemental Executive Retirement Plan Obligation	-	7,214	(7,214)	(2)	-
Other Liabilities	29,789	3,475	(3,475)	(2)	29,789

Total Long-Term Liabilities	60,094	10,689	349,311		420,094
Stockholders’ Equity
Common Stock	6,244	4,921	(4,921)	(2)	6,244
Additional Paid-In Capital	222,494	-	-		222,494
Retained Earnings	1,298,952	156,460	(156,460)	(2)	1,298,952
Less: Treasury Shares	(331,499)	-	-		(331,499)

Total Stockholders’ Equity	1,196,191	161,381	(161,381)		1,196,191

Total Liabilities and Stockholders’ Equity	$1,697,880	$356,662	$199,630		$2,254,172

Thor Industries, Inc. and Subsidiaries & Jayco Corp. and Subsidiary and Affiliate

Unaudited Pro Forma Condensed Combined Statements of Income and Comprehensive Income

For the Twelve Months Ended July 31, 2015

(In Thousands, Except Share and Per Share Data)

	THOR INDUSTRIES	JAYCO	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
Net Sales	$4,006,819	$1,321,502	$-		$5,328,321

Cost of Products Sold	3,449,274	1,207,972	4,765	(10)	4,662,011

Gross Profit	557,545	113,530	(4,765)		666,310

Selling, General and Administrative Expenses	250,891	59,813	-		310,704

Amortization of Intangible Assets	16,015	138	46,901	(11)	63,054

Other Income, Net	2,436	1,244	(1,244)	(12)	2,436

Interest Expense	180	259	11,211	(13)	11,650

Income From Continuing Operations Before Income Taxes	292,895	54,564	(64,121)		283,338

Income Taxes	90,886	-	(3,584)	(14)	87,302

Net Income From Continuing Operations	202,009	54,564	(60,537)		196,036

Loss From Discontinued Operations, Net of Income Taxes	2,624	-	-		2,624

Net Income and Comprehensive Income	$199,385	$54,564	$(60,537)		$193,412

Weighted-Average Common Shares Outstanding:
Basic	53,166,206				53,166,206
Diluted	53,275,510				53,275,510

Earnings Per Common Share From Continuing Operations:
Basic	$3.80				$3.69
Diluted	$3.79				$3.68

Earnings Per Common Share:
Basic	$3.75				$3.64
Diluted	$3.74				$3.63

Thor Industries, Inc. and Subsidiaries & Jayco Corp. and Subsidiary and Affiliate

Unaudited Pro Forma Condensed Combined Statements of Income and Comprehensive Income

For the Nine Months Ended April 30, 2016

(In Thousands, Except Share and Per Share Data)

	THOR INDUSTRIES	JAYCO	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
Net Sales	$3,289,476	$1,264,271	$-		$4,553,747

Cost of Products Sold	2,786,501	1,134,632	-		3,921,133

Gross Profit	502,975	129,639	-		632,614

Selling, General and Administrative Expenses	216,653	59,947	-		276,600

Amortization of Intangible Assets	17,662	155	26,468	(15)	44,285

Impairment Charges	9,113	-	-		9,113

Other Income, Net	823	143	(143)	(16)	823

Interest Expense	508	152	8,451	(17)	9,111

Income From Continuing Operations Before Income Taxes	259,862	69,528	(35,062)		294,328

Income Taxes	84,686	-	12,925	(18)	97,611

Net Income From Continuing Operations	175,176	69,528	(47,987)		196,717

Loss From Discontinued Operations, Net of Income Taxes	1,429	-	-		1,429

Net Income and Comprehensive Income	$173,747	$69,528	$(47,987)		$195,288

Weighted-Average Common Shares Outstanding:
Basic	52,453,025				52,453,025
Diluted	52,569,294				52,569,294

Earnings Per Common Share From Continuing Operations:
Basic	$3.34				$3.75
Diluted	$3.33				$3.74

Earnings Per Common Share:
Basic	$3.31				$3.72
Diluted	$3.31				$3.71

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

(All dollar amounts presented in thousands)

Note A: Description of Transaction and Basis of Presentation

On June 30, 2016, the Company closed on a Stock Purchase Agreement for the acquisition of all the issued and outstanding capital stock of towable and motorized recreational vehicle manufacturer Jayco, Corp. (“Jayco”) for initial cash consideration of $576,060, subject to adjustment. This acquisition was funded from the Company’s cash on hand and $360,000 from an asset-based revolving credit facility. The total cash consideration to be paid is subject to the final determination of actual net assets as of the June 30, 2016 closing date.

This Unaudited Pro Forma Condensed Combined Financial Information was prepared using the purchase method of accounting, with Thor Industries, Inc. being the acquiring entity, and reflects estimates and assumptions deemed appropriate by Company management to give effect to the acquisition as if it had been completed effective April 30, 2016, with respect to the Unaudited Pro Forma Condensed Combined Balance Sheet, and as of August 1, 2014 (the beginning of the Company’s fiscal 2015), with respect to the Unaudited Pro Forma Condensed Combined Statements of Income and Comprehensive Income.

For the Unaudited Pro Forma Condensed Combined Balance Sheet, the $576,060 purchase price has been allocated based on Jayco’s April 30, 2016 financial information and our preliminary estimate of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be based on the fair value of the final assets acquired and liabilities assumed as of the closing date of the acquisition.

Cash	$27,324
Other current assets	275,797
Property, plant and equipment	80,824
Dealer network	261,100
Trademarks	92,800
Backlog	12,400
Goodwill	22,107
Current liabilities	(196,292)

Total fair value of net assets acquired	576,060
Less cash acquired	(27,324)

Total cash consideration for acquisition, less cash acquired	$548,736

The dealer network will be amortized on an accelerated basis over 20 years. The trademarks will be amortized on a straight line basis over 20 years. Backlog will be amortized on a straight line basis over 3 months.

The dealer network is amortized on an accelerated basis, and estimated future amortization of the Jayco dealer network in the five years following acquisition is $29,999, $30,857, $28,772, $26,604, and $24,825.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

(All dollar amounts presented in thousands)

Note B: Pro Forma Adjustments

The pro forma adjustments included in the Unaudited Pro Forma Condensed Combined Financial Information are as follows:

Balance Sheet:

(1)	Reflects the initial cash consideration paid to the Sellers upon the closing of the acquisition, net of proceeds from the revolving credit facility, and $7,850 of debt issuance costs incurred in connection with the revolving credit facility.

(2)	Represents historical Jayco accounts eliminated upon acquisition or excluded from the transaction.

(3)	Represents estimated fair value adjustment to inventory recognized as part of purchase accounting, including the elimination of historical LIFO reserve.

(4)	Represents estimated write-up of fixed assets to fair value as part of purchase price accounting.

(5)	Consists of the elimination of historical Jayco goodwill of $853, plus the estimated goodwill assuming the acquisition of Jayco took place on April 30, 2016.

(6)	Consists of the elimination of the historical Jayco intangible assets of $2,054, plus $366,300 of estimated amortizable intangible assets recognized based on the purchase price allocation.

(7)	Represents capitalized debt issuance costs of $7,850.

(8)	Represents estimated fair value adjustments to certain accrued liability accounts.

(9)	Represents proceeds from the asset-based revolving credit facility.

Income Statement for the Twelve Months Ended July 31, 2015:

(10)	Reflects estimated charges of $4,765 associated with the fair value of acquired inventory.

(11)	Reflects estimated amortization charges of $47,039 associated with the fair value of acquired intangible assets less the historical Jayco amortization of $138.

(12)	Reflects elimination of Jayco investment income from trading securities excluded from the transaction.

(13)	Reflects elimination of historical Jayco interest expense of $259, plus estimated interest expense from the revolving credit facility of $9,900 (assuming 2.75% rate and an outstanding debt balance of $360,000) and amortization of capitalized debt issuance costs of $1,570. A variance in the interest rate of 0.125% would impact interest expense by $450 for the period presented.

(14)

Reflects estimated income tax effect on both Jayco’s stated income before taxes, as they had no tax provision as a Subchapter-S entity, and the net impact of the adjustments noted above. An assumed blended income tax rate of 37.5% was utilized.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

(All dollar amounts presented in thousands)

Income Statement for the Nine Months Ended April 30, 2016:

(15)	Reflects estimated amortization charges of $26,623 associated with the fair value of acquired intangible assets, less $155 of historic Jayco amortization.

(16)	Reflects elimination of Jayco investment income from trading securities excluded from the transaction.

(17)	Reflects elimination of historical Jayco interest expense of $152, plus estimated interest expense from the revolving credit facility of $7,425 (assuming 2.75% rate and an outstanding debt balance of $360,000) and amortization of capitalized debt issuance costs of $1,178. A variance in the interest rate of 0.125% would impact interest expense by $338 for the period presented.

(18)	Reflects estimated income tax effect on both Jayco’s stated income before taxes, as they had no tax provision as a Subchapter-S entity, and the net impact of the adjustments noted above. An assumed blended income tax rate of 37.5% was utilized.